Exhibit 5.2
1313 North Market Street
P.O. Box 951
Wilmington, DE 19899-0951
302 984-6000
www.potteranderson.com
March 13, 2009
To Each of the Persons Listed
on Schedule I Attached Hereto

Re:	OdysseyRe Capital Trust I
Ladies and Gentlemen:
          We have acted as special Delaware counsel for OdysseyRe Capital Trust I, a Delaware statutory trust (the “Trust”), in connection with the proposed issuance of its preferred securities (the “Preferred Securities”). For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigations of our own:
          1.     The Certificate of Trust of the Trust, dated March 13, 2009 (the “Certificate”), as filed in the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on March 13, 2009;
          2.     The Declaration of Trust of the Trust, dated as of March 13, 2009 (the “Original Declaration of Trust”), by and among Odyssey Re Holdings Corp., as sponsor (the “Sponsor”), The Bank of New York Mellon, as property trustee (the “Property Trustee”), and BNY Mellon Trust of Delaware, as Delaware trustee (the “Delaware Trustee”);
          3.     The form of Amended and Restated Declaration of Trust of the Trust (the “Amended and Restated Declaration of Trust”), to be entered into by and among the Sponsor, the Property Trustee, the Delaware Trustee and the administrative trustees to be named therein (the “Administrative Trustees”);
          4.     The Form S-3 Registration Statement, dated March 13, 2009, relating to the distribution of Preferred Securities under specified Rules of the Securities Act of 1933, as amended (the “Registration Statement”); and
          5.     A Certificate of Good Standing for the Trust, dated March 13, 2009, obtained from the Secretary of State.
          As to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents examined by us.

To Each of the Persons Listed
on Schedule I Attached Hereto
March 13, 2009

          Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
          1.     The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §§ 3801, et seq. (the “Statutory Trust Act”).
          2.     When and if the Amended and Restated Declaration of Trust has been duly authorized, executed and delivered by each of the parties thereto (including, without limitation, all of the parties to the Original Declaration of Trust), and subject to the other qualifications set forth herein (including, without limitation, paragraph 3 below), the Preferred Securities will have been duly authorized by the Amended and Restated Declaration of Trust, and when the Preferred Securities shall have been duly and validly issued and sold in accordance with the Amended and Restated Declaration of Trust and the Registration Statement, and in a manner consistent therewith (including, without limitation, due execution and authentication thereof under the Amended and Restated Declaration of Trust), such Preferred Securities will represent validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust.
          3.     When and if the actions referred to in paragraph 2 have occurred, the holders of Preferred Securities, as beneficial owners of Preferred Securities of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except that the holders of Preferred Securities may be obligated, pursuant to the Amended and Restated Declaration of Trust, to make payments or provide indemnity or security under the circumstances set forth therein.
          All of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:
                    a.     The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities laws thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.
                    b.     We have assumed the due execution and delivery by each party listed as a party to each document examined by us as an executed document. We have assumed further the due authorization by each party thereto of each document examined by us, and that each of such parties has, or, in the case of the Amended and Restated Declaration of Trust, will have, the full power, authority, and legal right to execute, deliver and perform each such document. We have also assumed that each of the parties (exclusive of the Trust and the

To Each of the Persons Listed
on Schedule I Attached Hereto
March 13, 2009

Administrative Trustees) (x) to the Original Declaration of Trust is, and (y) to the Amended and Restated Declaration of Trust will remain, a corporation, bank, national banking association, statutory trust or trust company, validly existing and in good standing under the laws of their respective jurisdictions of organization and that the documents to which they are a party do not, and will not, (i) result in the breach of the terms of, and do not, and will not, contravene their respective constituent documents, any contractual restriction binding on them or any law, rule or regulation applicable to them, or (ii) require under any law, statute, rule, or regulation any filing with, or any approval or consent of, any governmental authority. We have also assumed the legal capacity of natural persons who are, or will be, signatories to any of the documents examined by us.
                    c.     We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals.
                    d.     We have assumed (i) that the Original Declaration of Trust does, and the Original Declaration of Trust and the Amended and Declaration of Trust will, constitute the entire agreement among each of the respective parties thereto with respect to the subject matter thereof, including with respect to the admission of beneficial owners to, the contribution of capital to, and the creation, management, operation, dissolution, winding up and termination of, the Trust, and (ii) that no event of dissolution, liquidation or termination of the Trust has occurred under the Original Declaration of Trust or the Statutory Trust Act.
                    e.     We have assumed that the Original Declaration of Trust does, and the Amended and Restated Declaration of Trust will, constitute a legal, valid, binding and enforceable obligation of each of the parties thereto under the stated law of governance of such agreements.
                    f.     We have assumed that prior to the execution and delivery of the Amended and Restated Declaration of Trust, all blanks set forth therein will have been completed, including, without limitation, the percentage and the liquidation amount of the Preferred Securities, and that the Preferred Securities will be issued in accordance with the Amended and Restated Declaration of Trust and the Registration Statement.
                    g.     We note that we do not assume responsibility for the contents of the Registration Statement.
                    h.     Except as expressly set forth in the opinions above, we express no opinion on any documents or agreements referred to, or incorporated by reference into, the Original Declaration of Trust, the Amended and Restated Declaration of Trust or the Registration Statement.

To Each of the Persons Listed
on Schedule I Attached Hereto
March 13, 2009

                    i.     The opinions rendered herein speak only as of the date of this letter, and we undertake no duty to advise you as to any change in law or change in fact occurring after the delivery of this letter that could affect any of the opinions rendered herein.
          This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.
          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
/s/  POTTER ANDERSON & CORROON LLP

Schedule I
OdysseyRe Capital Trust I
Odyssey Re Holdings Corp.
The Bank of New York Mellon
BNY Mellon Trust of Delaware